Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Vice President-Investor Relations & Treasury	Josh Gitelson, Sr. Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Second Quarter and First Half Fiscal 2025 Results; Updates Fiscal 2025 Guidance

Boston, MA, November 7, 2024 - Haemonetics Corporation (NYSE: HAE) reported financial results for its second quarter and first half of fiscal 2025, which ended September 28, 2024:

		2nd Quarter 2025	YTD 2025
■	Revenue, increase	$346 million, 9%	$682 million, 8%
■	Organic[1] revenue increase	4%	3%
■	Earnings per diluted share	$0.66	$1.40
■	Adjusted earnings per diluted share	$1.12	$2.13
■	Cash flow from operating activities	$49 million	$21 million
■	Free cash flow	$37 million	$20 million
	[1] Excludes the impact of currency fluctuation and the acquisitions of the Sensor Guided Technologies and Esophageal Protection product lines in December 2023 and April 2024, respectively.

Chris Simon, Haemonetics’ CEO, stated: "Strong second-quarter performance reflects progress executing our long-range plan and responding to market trends. We have evolved our portfolio to attractive products with meaningful demand to drive growth and margin expansion. We are advancing our leading positions to accelerate profitable growth in the second half of our fiscal year and beyond."

GAAP RESULTS

Second quarter fiscal 2025 revenue was $345.5 million, up 8.6% compared with the second quarter of fiscal 2024. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	2nd Quarter 2025 Reported
Plasma	$138.6	(3.0)%
Blood Center	$68.5	(1.6)%
Hospital	$138.4	30.9%
Total net revenue	$345.5	8.6%

Gross margin was 54.2% in the second quarter of fiscal 2025 compared with 53.6% in the second quarter of fiscal 2024. The primary drivers of the increase in the gross margin percentage were volume, mix and price, partially offset by restructuring costs related to portfolio rationalization initiatives, foreign exchange and amortization of fair value inventory step-up. Operating expenses as a percentage of revenue were 39.3% in the second quarter of fiscal 2025 compared with 42.5% in the second quarter of fiscal 2024. The decrease in operating expenses as a percentage of revenue was primarily driven by operating leverage, decreased performance-based compensation, as well as decreases in impairment of intangible assets and litigation-related charges compared to the prior year period, partially offset by costs associated with the operations of recent acquisitions, increased headcount and increased amortization of acquired intangible assets. The Company had operating income of $51.7 million and a 15.0% operating margin in the second quarter of fiscal 2025, compared with operating income of $35.3 million and an 11.1% operating margin in the second quarter of fiscal 2024. The income tax rates were 24% in the second quarters of both fiscal 2025 and fiscal 2024. Second quarter fiscal 2025 net income and earnings per diluted share were $33.8 million and $0.66, respectively, compared with $24.9 million and $0.48, respectively, in the second quarter of fiscal 2024.

ADJUSTED RESULTS

Organic revenue for the second quarter of fiscal 2025 was up 3.7% compared with the same period of fiscal 2024. Business unit organic revenue growth rates compared with the prior year period were as follows:

2nd Quarter 2025 Organic
Plasma	(3.0)%
Blood Center	(0.9)%
Hospital	15.8%
Total net revenue	3.7%

Second quarter fiscal 2025 adjusted gross margin was 56.7%, up 270 basis points compared with the prior year period. The primary drivers of the increase in the adjusted gross margin percentage were volume, mix and price, partially offset by foreign exchange.

Adjusted operating expenses as a percentage of revenue were 32.5% in the second quarter of fiscal 2025, compared with 32.6% in the second quarter of fiscal 2024. The decrease in adjusted operating expenses as a percentage of revenue was primarily driven by operating leverage and decreased performance-based compensation, partially offset by costs associated with the operations of recent acquisitions and increased headcount. Adjusted operating income for the second quarter of fiscal 2025 was $83.5 million, up $15.2 million, or 22.2%, compared with the second quarter of fiscal 2024. Adjusted operating margin was 24.2%, up 270 basis points when compared with the same period of fiscal 2024. The adjusted income tax rates were 25% and 23% in the second quarters of fiscal 2025 and fiscal 2024, respectively.

Second quarter fiscal 2025 adjusted net income was $57.3 million, up $6.6 million, or 13.0%, and adjusted earnings per diluted share was $1.12, up 13.1%, each when compared with the same period of fiscal 2024.

BALANCE SHEET AND CASH FLOW

Cash on hand at September 28, 2024 was $299.3 million, an increase of $120.5 million since the end of fiscal 2024, primarily driven by debt financing activities, partially offset by the Company’s acquisition of Advanced Cooling Therapy, Inc. (d/b/a Attune Medical) in early fiscal 2025 and share repurchases.

Cash flow from operating activities was $48.8 million and free cash flow was $37.0 million during the second quarter of fiscal 2025, compared with operating cash flow of $99.1 million and free cash flow of $75.0 million, respectively, in the same period of fiscal 2024. The drivers of decreased operating cash flow and free cash flow were increased inventory balances and timing of accounts receivable, partially offset by increased net income.

SHARE REPURCHASE PROGRAM

As part of its previously announced $300 million share repurchase program, the Company repurchased 1,008,642 shares of its common shares for $75.0 million pursuant to an accelerated share repurchase agreement entered into with Citibank, N.A. The initial delivery of 799,148 shares occurred during the second quarter, with a final delivery of 209,494 shares completed on October 31, 2024.

FISCAL 2025 GUIDANCE

The Company updated its fiscal 2025 GAAP total revenue and organic revenue growth guidance as follows:

	Current Guidance
	Plasma	Blood Center	Hospital	Total Company
Reported	(3 - 6)%	(4 - 7)%	26% - 31%	5 - 8%
Currency impact	0%	(0 - 1)%	0%	(0 - 1)%
Acquisitions[1]	0%	0%	12 - 14%	4 - 5%
Organic	(3 - 6)%	(4 - 6)%	14 - 17%	1 - 4%

	Previous Guidance
	Plasma	Blood Center	Hospital	Total Company
Reported	(3 - 6)%	(5 - 8)%	27% - 32%	5 - 8%
Currency impact	0%	(0 - 1)%	0%	(0 - 1)%
Acquisitions[1]	0%	0%	14 - 16%	5 - 6%
Organic	(3 - 6)%	(5 - 7)%	13 - 16%	0 - 3%
[1] Reflects adjustment to exclude fiscal 2025 revenue related to the acquisition of Attune Medical on April 1, 2024 and 37 weeks of OpSens Inc. revenue (i.e., through the first anniversary of its acquisition).

Additionally, the Company reaffirmed its adjusted operating margin guidance, adjusted earnings per diluted share guidance and free cash flow guidance as follows:

Adjusted operating margin	23% - 24%
Adjusted earnings per diluted share	$4.45 - $4.75
Free cash flow	$130M - $180M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss second quarter fiscal 2025 results on Thursday, November 7, 2024 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register.vevent.com/register/BI3c9f473811f94c489025845778f9dabc. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/rcm5foqd

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the Company’s strategy for growth; product development, commercialization and anticipated benefits; regulatory approvals; the impact of acquisitions; market position and expenditures; and the Company’s Operational Excellence Program and portfolio rationalization initiatives; (ii) estimates or projections of future financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; and (iii) the assumptions underlying or relating to any statement described in points (i) and (ii) above.

Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to successfully develop and market new products and technologies; the impact of competitive products and pricing; product quality; disruptions caused by cybersecurity events; the closing and integration of acquisitions, including any failure to realize the anticipated strategic benefits and opportunities of such transactions; pricing pressures resulting from trends toward healthcare cost containment and the effect of industry consolidation; manufacturing, distribution and supply chain disruptions and cost increases; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program and portfolio rationalization initiatives; the effects of global economic and political conditions, including inflationary pressures; regulatory uncertainties, including in the receipt or timing of regulatory approvals, and the impact of changes in global regulatory conditions; indebtedness incurred by the Company, including the conditional conversion feature of its convertible notes; intellectual property; litigation; and the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation and acquisitions. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted interest and other income/expense, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments and write downs, amortization of fair value inventory step-up, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), integration and transaction costs, net gains on the repurchase of convertible notes, gains on sales of property, plant and equipment, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow is defined as cash provided by operating activities less capital expenditures and additions to Haemonetics equipment, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs, impairment charges and capital expenditures, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income
(Data in thousands, except per share data)

	Three Months Ended			Six Months Ended
	9/28/2024	9/30/2023	Inc/(Dec) %	9/28/2024	9/30/2023	Inc/(Dec) %
	(unaudited)			(unaudited)
Net revenues	$345,511	$318,183	8.6%	$681,683	$629,515	8.3%
Cost of goods sold	158,074	147,673	7.0%	319,322	291,740	9.5%
Gross profit	187,437	170,510	9.9%	362,361	337,775	7.3%

Research and development	16,530	12,665	30.5%	30,979	25,313	22.4%
Selling, general and administrative	106,946	115,320	(7.3)%	215,194	208,805	3.1%
Amortization of acquired intangible assets	12,264	7,222	69.8%	24,735	14,695	68.3%
Operating expenses	135,740	135,207	0.4%	270,908	248,813	8.9%

Operating income	51,697	35,303	46.4%	91,453	88,962	2.8%

Interest and other expense, net	(6,993)	(2,471)	183.0%	(36)	(4,540)	(99.2)%

Income before provision for income taxes	44,704	32,832	36.2%	91,417	84,422	8.3%

Provision for income taxes	10,873	7,924	37.2%	19,213	18,472	4.0%

Net income	$33,831	$24,908	35.8%	$72,204	$65,950	9.5%

Net income per common share assuming dilution	$0.66	$0.48	37.5%	$1.40	$1.28	9.4%

Weighted average shares outstanding
Basic	50,898	50,727		50,920	50,634
Diluted	51,240	51,396		51,402	51,368

Profit Margins:			Inc/(Dec) %			Inc/(Dec) %
Gross profit	54.2%	53.6%	0.6%	53.2%	53.7%	(0.5)%
Research and development	4.8%	4.0%	0.8%	4.5%	4.0%	0.5%
Selling, general and administrative	31.0%	36.2%	(5.2)%	31.6%	33.2%	(1.6)%
Operating income	15.0%	11.1%	3.9%	13.4%	14.1%	(0.7)%
Income before provision for income taxes	12.9%	10.3%	2.6%	13.4%	13.4%	—%
Net income	9.8%	7.8%	2.0%	10.6%	10.5%	0.1%

Revenue Analysis by Business Unit
(Data in thousands)

	Three Months Ended
	9/28/2024	9/30/2023	Reported growth	Currency impact	Acquisitions(1)	Organic growth
Revenues by business unit(2)	(unaudited)
Plasma	$138,561	$142,794	(3.0)%	—%	—%	(3.0)%

Apheresis	54,332	54,973	(1.2)%	(1.0)%	—%	(0.2)%
Whole Blood	14,196	14,683	(3.3)%	—%	—%	(3.3)%
Blood Center	68,528	69,656	(1.6)%	(0.7)%	—%	(0.9)%

Interventional Technologies(3)	61,923	38,541	60.7%	(0.2)%	41.2%	19.7%
Blood Management Technologies(4)	76,499	67,192	13.9%	0.3%	—%	13.6%
Hospital	138,422	105,733	30.9%	0.1%	15.0%	15.8%

Total net revenues	$345,511	$318,183	8.6%	(0.1)%	5.0%	3.7%

	Six Months Ended
	9/28/2024	9/30/2023	Reported growth	Currency impact	Acquisitions(1)	Organic growth
Revenues by business unit(2)	(unaudited)
Plasma	$274,471	$282,415	(2.8)%	—%	—%	(2.8)%

Apheresis	103,426	104,139	(0.7)%	(2.0)%	—%	1.3%
Whole Blood	31,347	34,723	(9.7)%	(0.1)%	—%	(9.6)%
Blood Center	134,773	138,862	(2.9)%	(1.4)%	—%	(1.5)%

Interventional Technologies(3)	124,967	76,161	64.1%	(0.3)%	44.9%	19.5%
Blood Management Technologies(4)	147,472	132,077	11.7%	(0.2)%	—%	11.9%
Hospital	272,439	208,238	30.8%	(0.3)%	16.4%	14.7%

Total net revenues	$681,683	$629,515	8.3%	(0.4)%	5.4%	3.3%
(1) Reflects the impact in Hospital of the Sensor Guided Technologies product line acquired as part of the OpSens Inc. transaction in December 2023 and the Esophageal Protection product line acquired as part of the Attune Medical transaction in April 2024.

(2) Beginning in fiscal 2025, the Company integrated service revenue within its three business units. Prior periods were conformed to current presentation.
(3) Interventional Technologies includes Vascular Closure, Sensor Guided Technologies and Esophageal Protection product lines of the Hospital business unit.
(4) Blood Management Technologies includes Hemostasis Management, Cell Salvage and Transfusion Management product lines of the Hospital business unit.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	9/28/2024	3/30/2024
	(unaudited)
Assets
Cash and cash equivalents	$299,283	$178,800
Accounts receivable, net	213,534	206,562
Inventories, net	382,105	317,202
Other current assets	60,980	66,339
Total current assets	955,902	768,903
Property, plant & equipment, net	300,478	311,362
Intangible assets, net	487,837	406,117
Goodwill	616,162	565,082
Other assets	164,845	144,127
Total assets	$2,525,224	$2,195,591

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$5,434	$10,229
Other current liabilities	268,512	290,154
Total current liabilities	273,946	300,383
Long-term debt	1,219,523	797,564
Other long-term liabilities	152,904	137,685
Stockholders' equity	878,851	959,959
Total liabilities & stockholders' equity	$2,525,224	$2,195,591

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Six Months Ended
	9/28/2024	9/30/2023
	(unaudited)
Cash Flows from Operating Activities:
Net income	$72,204	$65,950
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,353	46,045
Amortization of fair value inventory step-up	8,978	—
Share-based compensation expense	14,485	13,695
Impairment of intangible assets	2,391	10,419
Gain on repurchase of convertible senior notes, net	(12,600)	—
Inventory reserve adjustment	6,074	2,559
Gains on sales of property, plant and equipment	(14,412)	(444)
Deferred tax benefit	(6,176)	(1,893)
Change in other non-cash operating activities	4,523	2,111
Change in accounts receivable, net	(1,608)	2,857
Change in inventories, net	(53,082)	(30,654)
Change in other working capital	(57,728)	7,565
Net cash provided by operating activities	21,402	118,210
Cash Flows from Investing Activities:
Capital expenditures	(15,089)	(16,794)
Non-cash transfers from inventory to property, plant and equipment for Haemonetics equipment	(6,754)	(17,523)
Acquisition, net of cash acquired	(150,906)	—
Proceeds from sale of property, plant and equipment	20,551	921
Other investing activities	(10,366)	(7,000)
Net cash used in investing activities	(162,564)	(40,396)
Cash Flows from Financing Activities:
Repayments, net of borrowings	450,437	(5,250)
Purchase of capped call related to convertible notes	(88,200)	—
Debt issuance costs	(23,135)	—
Share repurchases	(75,000)	—
Proceeds from employee stock programs	4,653	4,190
Cash used to net share settle employee equity awards	(9,794)	(5,842)
Other financing activities	(73)	(868)
Net cash provided by (used in) financing activities	258,888	(7,770)
Effect of exchange rates on cash and cash equivalents	2,757	(3,505)
Net Change in Cash and Cash Equivalents	120,483	66,539
Cash and Cash Equivalents at Beginning of the Period	178,800	284,466
Cash and Cash Equivalents at End of Period	$299,283	$351,005

Free Cash Flow Reconciliation:
Cash provided by operating activities	$21,402	$118,210
Capital expenditures	(15,089)	(16,794)
Additions to Haemonetics equipment	(6,754)	(17,523)
Proceeds from sale of property, plant and equipment	20,551	921
Free cash flow	$20,110	$84,814

Reconciliation of Adjusted Measures for Second Quarter of FY25 and FY24
(Data in thousands, except per share data)

Three Months Ended September 28, 2024:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$187,437	$135,740	$51,697	$(6,993)	$10,873	$33,831	$0.66
Amortization of acquired intangible assets	—	(12,264)	12,264	—	3,052	9,212	0.18
Amortization of fair value inventory step-up	3,739	—	3,739	—	908	2,831	0.06
Integration and transaction costs	228	(654)	882	—	225	657	0.01
Restructuring costs	3,765	(1,027)	4,792	—	1,103	3,689	0.07
Restructuring related costs	598	(973)	1,571	—	372	1,199	0.03
Digital transformation costs	—	(4,858)	4,858	—	1,147	3,711	0.07
MDR and IVDR costs	—	(991)	991	—	235	756	0.01
Litigation-related charges	—	(320)	320	—	78	242	—
Impairment of intangible assets	—	(2,391)	2,391	—	581	1,810	0.04
Discrete tax items	—	—	—	—	658	(658)	(0.01)
Adjusted	$195,767	$112,262	$83,505	$(6,993)	$19,232	$57,280	$1.12
Adjusted, as a percentage of net revenues	56.7%	32.5%	24.2%			16.6%

Three Months Ended September 30, 2023:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$170,510	$135,207	$35,303	$(2,471)	$7,924	$24,908	$0.48
Amortization of acquired intangible assets	—	(7,222)	7,222	—	1,742	5,480	0.11
Integration and transaction costs	—	(1,784)	1,784	—	426	1,358	0.03
Restructuring costs	58	(28)	86	—	18	68	—
Restructuring related costs	939	(1,008)	1,947	—	451	1,496	0.03
Digital transformation costs	—	(3,592)	3,592	—	830	2,762	0.05
PCS2 related charges	406	(146)	552	—	133	419	0.01
MDR and IVDR costs	—	(1,988)	1,988	—	456	1,532	0.03
Litigation-related charges	—	(5,449)	5,449	—	1,306	4,143	0.08
Impairment of intangible assets	—	(10,419)	10,419	—	3,376	7,043	0.14
Discrete tax items	—	—	—	—	(1,466)	1,466	0.03
Adjusted	$171,913	$103,571	$68,342	$(2,471)	$15,196	$50,675	$0.99
Adjusted, as a percentage of net revenues	54.0%	32.6%	21.5%			15.9%

Reconciliation of Adjusted Measures for Year-to-Date FY25 and FY24
(Data in thousands, except per share data)

Six Months Ended September 28, 2024:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$362,361	$270,908	$91,453	$(36)	$19,213	$72,204	$1.40
Amortization of acquired intangible assets	—	(24,735)	24,735	—	6,146	18,589	0.36
Amortization of fair value inventory step-up	8,978	—	8,978	—	2,194	6,784	0.13
Integration and transaction costs	387	(12,818)	13,205	—	943	12,262	0.24
Restructuring costs	8,131	(1,283)	9,414	—	2,181	7,233	0.14
Restructuring related costs	1,880	(2,209)	4,089	—	970	3,119	0.06
Digital transformation costs	—	(11,203)	11,203	—	2,670	8,533	0.17
MDR and IVDR costs	—	(2,117)	2,117	—	501	1,616	0.03
Litigation-related charges	—	(1,075)	1,075	—	261	814	0.02
Gain on repurchase of convertible notes, net		—	—	(12,600)	(3,059)	(9,541)	(0.19)
Gains on sales of property, plant and equipment		14,134	(14,134)	—	(3,432)	(10,702)	(0.21)
Impairment of intangible assets	—	(2,391)	2,391	—	581	1,810	0.04
Discrete tax items	—	—	—	—	3,075	(3,075)	(0.06)
Adjusted	$381,737	$227,211	$154,526	$(12,636)	$32,244	$109,646	$2.13
Adjusted, as a percentage of net revenues	56.0%	33.3%	22.7%			16.1%

Six Months Ended September 30, 2023:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$337,775	$248,813	$88,962	$(4,540)	$18,472	$65,950	$1.28
Amortization of acquired intangible assets	—	(14,695)	14,695	—	3,570	11,125	0.22
Integration and transaction costs	—	(2,899)	2,899	—	694	2,205	0.04
Restructuring costs	264	189	75	—	(14)	89	—
Restructuring related costs	2,479	(1,672)	4,151	—	986	3,165	0.05
Digital transformation costs	—	(7,297)	7,297	—	1,699	5,598	0.11
PCS2 related charges	170	(241)	411	—	99	312	0.01
MDR and IVDR costs	—	(3,154)	3,154	—	712	2,442	0.05
Litigation-related charges	—	(6,507)	6,507	—	1,562	4,945	0.10
Impairment of intangible assets	—	(10,419)	10,419	—	3,376	7,043	0.14
Discrete tax items	—	—	—	—	(1,466)	1,466	0.03
Adjusted	$340,688	$202,118	$138,570	$(4,540)	$29,690	$104,340	$2.03
Adjusted, as a percentage of net revenues	54.1%	32.1%	22.0%			16.6%